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                                                                EXHIBIT 10.4

                                 LEASE AGREEMENT

1) PARTIES. THIS LEASE, dated the 27TH day of OCTOBER, 1997, by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, (hereinafter "Lessor"), and CHAMPION INDUSTRIES. INC. D/B/A UPTON PRINTING, (hereinafter "Lessee"),

WITNESSETH:

In consideration of the rental stated herein and their mutual covenants, Lessor leases to Lessee and Lessee leases from Lessor, on the terms and conditions herein, the Premises, situated in Jefferson Parish, Louisiana, and described more particularly as follows:

APPROXIMATELY 11,250 SQ.FT. OF OFFICE/WAREHOUSE, 5600 JEFFERSON HIGHWAY, BUILDING W-2, SUITES 278-282, HARAHAN, LA 70123 (SEE ATTACHED EXHIBIT"A")

2) TERM. The term of this Lease is THREE (3) year(s), commencing NOVEMBER 1, 1997 and expiring OCTOBER 31, 2000; provided, however, that if Lessee takes occupancy sooner than the commencement date, the commencement date shall be the date of occupancy, the Lease shall commence upon Lessee's acceptance and the term will run from the first of the following month for the number of years set out above.

3) RENTAL. Lessee agrees to pay to Lessor, without deduction, set off, prior notice, or demand, rental during said term payable on the first day of each month in advance monthly installments of THREE THOUSAND NINE HUNDRED THIRTY-SEVEN AND 50/100------($3,937.50) dollars. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the "commencement date" during the demised term; provided, that if the "commencement date" should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term.

On the date of execution of this Lease by Lessee, there shall be due and


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payable by Lessee a security deposit in an amount equal to one monthly rental installment to be held for the performance by Lessee of Lessee's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Lessor by the event of default or breach of covenant, any remaining balance of the security deposit to be returned by Lessor to Lessee upon termination of this Lease.

All rental due under this Lease is payable to the order of THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, but delivered to Lessor or Lessor's Agent at the address designated for notice in Article 26.

4) LATE CHARGES. Lessee's failure to pay rent promptly may cause Lessor to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to processing and accounting charges and late charges which may be imposed on Lessor by any ground lease, any rent payment within ten (10) days after it becomes due, Lessee shall pay Lessor a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such payment.

5) IMPROVEMENTS TO BE MADE; DELIVERY OF PREMISES. If Lessor is to make any improvements prior to Lessee's occupancy, a separate Schedule A shall be attached and initialed by each party setting out the agreed improvements; in such event Lessor shall proceed diligently to make such improvements and the Premises shall be deemed acceptable when such improvements are made. If no Schedule A is attached, Lessee shall be deemed to have accepted the Premises in their existing condition. Lessee shall in no event be liable for any latent defects. Should Lessor's delay be reasonably preventable, Lessee's remedy shall be to terminate this Lease should Lessor still fail after notice to complete the work with dispatch. Any improvements desired by Lessee not included in Schedule A shall be at Lessee's cost and a delay arising from their completion will not delay the commencement of the Lease.

6) TAXES. In addition to the rental provided for hereinabove, Lessee shall pay each month one-twelfth of his prorata portion (based upon the ratio which the total number of square feet covered by this Lease bears to the total number of


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square feet in the center) of the real estate taxes and assessments general and special, levied or imposed, with respect to said multiple occupancy buildings which for the purposes hereof shall be deemed to include related parking facilities and all the improvements to said buildings, as estimated by Lessor. In January of each year, Lessor shall furnish Lessee with a statement setting forth the amount of tax levied against the land, buildings and improvements, the Lessee's share of said tax, and the amount paid by the Lessee to pay for said tax during the prior year. Said statement shall include a copy of the tax bills for the year and a check or bill for any over or under payment for said taxes.

In addition to all other payments required to be paid by Lessee to Lessor, Lessee shall pay in the same manner as set forth in the preceding paragraph all rents, sales and use taxes, if any, levied or imposed with respect to the leased Premises or this Lease and all such levies of ad valorem or other property taxes or taxes assessed with respect to property ownership, as amended or modified, which are not presently in effect and with which it would be chargeable as a consequence of the ownership of the demised Premises if in fact it were the owner thereof in fee simple at the time of such assessment of levy.

7) KIND OF BUSINESS. Lessee shall occupy the Premises throughout the full term of the Lease, and the principal business to be conducted is STORAGE & WHOLESALE DISTRIBUTION OF PRINTED FORMS AND RELATED OFFICE USE . Lessee agrees to comply with (and to indemnify Lessor from any violations of) all laws or ordinances, including the Occupational Safety and Health Act of 1970, relative to Lessee's use of the Premises.

8) COMPLIANCE WITH LAWS & REGULATIONS. Lessee shall at its own cost and expense obtain any and all licenses and permits necessary of any such use. Lessee shall comply with all governmental laws, ordinances and regulations applicable to Lessee's use of the Premises, and shall promptly comply with all governmental orders and directives for the corrections, preventions and abatement of nuisances in, upon, or connected with Premises, all at Lessee's sole expense. Without Lessor's prior written consent, Lessee shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable, or considered to be Hazardous Material (see Article 9f below). Lessee will not permit the Premises to be used for any purpose or in any manner which would render the insurance thereon void or the insurance risk more hazardous. Lessee shall also be responsible for making any modifications and repairs to the facility at Lessee's expense which are imposed or required by any governmental authority as a result of Lessee's use and/or occupancy of the Premises. Said repairs and/or modifications shall be approved


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by the Lessor.

9) ENVIRONMENTAL.

(a) LESSOR'S REPRESENTATION. As of the date of this Lease, Lessor represents to Lessee, to the best of Lessor's knowledge based solely on the Environmental Reports dated July, 1991; March, 1992; and, January, 1994 that the Lessor has not disposed, stored or used Hazardous Materials (as hereinafter defined) in the Building, other than those that are in compliance with law.

(b) LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

         i) Lessee represents, warrants and covenants that (1) the Premises will not be used for any dangerous, noxious or offensive trade or business and that it will not cause or maintain a nuisance there, (2) it will not bring, generate, treat, store, use or dispose of Hazardous Materials at the Premises, (3) it shall at all times comply with all Environmental Laws (as hereinafter defined) and shall cause the Premises to comply, and (4) Lessee will keep the Premises free of any lien imposed pursuant to any Environmental Laws.

         ii) Premises for purposes of this Article shall mean the Building and the Property including parking areas.

         iii) REPORTING REQUIREMENT. Lessee warrants that it will promptly deliver to the Lessor, (1) copies of any documents received from the United States Environmental Protection Agency and/or any state, parish or municipal environmental or health agency concerning Lessee's operations upon the Premises, (2) copies of any documents submitted by the Lessee to the United States Environmental Protection Agency and/or any state, parish or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings, registration forms and,
         (3) upon the request of Lessor, Lessee shall provide Lessor with evidence of compliance of Environmental Laws.

         iv) TERMINATION, CANCELLATION, SURRENDER. At the expiration or earlier termination of this Lease, Lessee shall surrender the Premises to Lessor


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         free of any and all Hazardous Materials and in compliance with all
         Environmental Laws. Lessor may require, at Lessee's sole expense at the end of the term, a clean-site certification, environmental audit or site assessment.

         v) Subject to the provisions of this Article and to the prior written consent by Lessor which may be given or withheld in Lessor's sole discretion, Lessee shall be entitled to use and store only those Hazardous Materials that are necessary for Lessee's business, provided that such usage and storage is in full compliance with all applicable Environmental Laws.

         vi) Lessee shall not be entitled to install any tanks under, on or about the Premises for the storage of hazardous Materials without the express written consent of Lessor, which may be given or withheld in Lessor's sole discretion.

(c) LESSOR'S RIGHT OF ACCESS AND INSPECTION.

         i) Lessor shall have the right but not the obligation, at all times during the term of this Lease to (1) inspect the Premises, (2) conduct tests and investigations and take samples to determine whether Lessee is in compliance with the provisions of this Article, and (3) request lists of all hazardous Materials used, stored or located on the Premises. If such tests, inspections and/or samples are conducted by Lessor as a result of Lessee's violations of the provisions of Article 9 of this Lease, the Lessee shall bear the cost of said tests, inspections and/or samples.

         ii) Lessee will cooperate with Lessor and allow Lessor and Lessor's representatives access to any and all parts of the Premises and to the records of Lessee with respect to the Premises for inspection purposes at any time. In connection therewith, Lessee hereby agrees that Lessor or Lessor's representatives may perform any testing upon or of the Premises that Lessor deems reasonably necessary for the evaluation of environmental risks, costs, or procedures, including soils or other sampling or coring.

(d) VIOLATIONS - ENVIRONMENTAL DEFAULTS.

         i) Lessee shall give to Lessor immediate verbal and follow-up written notice of any presence, disposal, escape, migration leakage, spillage, discharge, emission release, threatened release, handling or transportation of Hazardous Materials in, on, at, under, from, in the


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         vicinity of, affecting or related to the Premises or any part thereof.
         Lessee covenants to promptly investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Materials on, at, from or adjacent to the Premises at Lessee's sole cost and expense; such investigation, clean up and remediation to be performed in accordance with all Environmental Laws. Lessee shall return the Premises to the condition existing prior to the introduction of any such Hazardous Materials.

         ii) In the event of (1) a violation of any Environmental Law, (2) a release, spill or discharge of a Hazardous Substance on or from the Premises, or (3) the discovery of any environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of Lessee, its agents, employees, representatives, invitees, licensees, sublessees, customers, or contractors, or (4) an emergency environmental condition (together "Environmental Defaults"), Lessor shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Lessee to address the violation, release, or environmental condition, or if the Lessor deems it necessary, then Lessor may perform, at Lessee's expense, any lawful actions necessary to address the violation, release, or environmental condition.

         iii) Lessor has the right but not the obligations to cure any Environmental Defaults, has the right to suspend some or all of the operations of the Lessee until it has determined to its sole satisfaction that appropriate measures have been taken, and has the right to terminate the Lease upon the occurrence of any Environmental Defaults.

(e) ADDITIONAL RENT. Any expenses which the Lessor incurs, which are to be at Lessee's expense pursuant to this Article, will be considered Additional Rent under this Lease and shall be paid by Lessee on demand by Lessor.

(f) DEFINITIONS.

         i) "HAZARDOUS MATERIALS" shall mean, (1) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended from time to time; (2) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601, ET. SEQ.) ("CERCLA"), as amended from time to time; (3) hazardous waste, hazardous materials, toxic substances or hazardous substances as defined in Governmental Requirements (defined below) now existing or hereafter enacted; (4)


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         asbestos containing materials; (5) polychlorinated biphenyls; (6)
         radioactive materials; (7) chemicals known to cause cancer or reproductive toxicity; (8) spilled or leaked petroleum products, distillates or fractions; (9) any substance the presence of which on the Property is prohibited by any Governmental Requirements; and (10) any substance for which any Governmental Requirements requires a permit or special handling in its use, collection, storage, treatment, or disposal.

         ii) "ENVIRONMENTAL LAWS" means any and all federal, state and local laws, statutes, rules, regulations, permits, licenses and all other legal requirements regulating or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance or material or the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601, ET. SEQ.)("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 ET SEQ.) ("RCRA"), the Federal Water Pollution Control Act, (33 U.S.C. ss.1251, ET SEQ.), the Clean Air Act, (42 U.S.C. ss.7401, ET Seq.), the Toxic Substances Control Act, (15 U.S.C. ss.2601 ET SEQ.), the Safe Drinking Water Act, (42 U.S.C. ss.300 ET SEQ.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), any so-called "Superfund" or "Superlien" law, and the Louisiana Environmental Quality Act, La. R.S. 30:2001, ET SEQ., as such laws have been amended or supplemented.

(g) SURVIVAL. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

10) ALTERATIONS. All alterations, replacements and improvements made upon the Premises during the Lease, including lighting, electrical wiring, office partitions, all heating and air conditioning, shall be done only with the prior express written consent of Lessor and shall become the property of Lessor upon expiration of the Lease. However, those certain trade fixtures, machinery and equipment installed by Lessee solely for use in his business shall remain the property of Lessee; such trade fixtures, machinery and equipment installed by Lessee shall be removed at the expiration of the Lease, provided the Lease not then be in default and provided the Premises be returned to the same


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conditions as when let, ordinary wear and tear, act of God or other casualty excepted. No consent of Lessor for Lessee to make improvements or repairs to the Premises shall be deemed to permit Lessor's interest to become subject to labor or material liens.

11) DELIVERY AT END OF LEASE. At expiration of this Lease, Lessee shall redeliver to Lessor the Premises in good order and condition, clear of all goods and broom cleaned and shall make good all damages to the Premises, usual wear and tear damage by the elements excepted, and shall remain liable for holdover rent until the Premises with keys shall be returned to such order to Lessor. No demand notice of such delivery shall be necessary.

12) LIEN FOR PAYMENT OF RENTAL. Lessee hereby agrees that Lessor shall have the rights provided for protection of interests under Louisiana law, and in addition shall have a possessory lien on all goods located upon the Premises for payment of all rental and other sums due by Lessee to Lessor by reason of this Lease.

13) ASSIGNMENT AND SUB-LETTING. The Lease may not be assigned, and the Premises may not be sublet, partially or fully, without prior written consent of Lessor. Even in the event of permitted assignment or subletting, Lessee acknowledges that it shall remain fully responsible for compliance with all terms of the Lease. Any sublessee occupying any part of this space shall, by the act of subletting formally or informally, assume all obligations of Lessee, whether or not Lessor knew of or approved or disapproved of such subletting.

14) INSOLVENCY, ETC. AS DEFAULT. In the event of Lessee's bankruptcy, receivership, insolvency, attachment by law of its contents, or assignment for the benefit of creditors, or Lessee's failure to maintain a going business in the Premises; Lessor may immediately upon written notice to Lessee declare a default in the Lease.

15) DEFAULT BY LESSEE. Should Lessee fail to pay any of the rentals provided for herein, or should Lessee fail to comply with any of the other obligations of this Lease, within ten (10) days from the mailing, by Lessor of notice demanding same, Lessor shall have the right, at Lessor's option (a) to cancel this Lease, in which event there shall be due to Lessor as liquidated damages, a sum equal to the amount of the guaranteed rent for one year, or alternatively at Lessor's option to be reimbursed all actual cost incurred in reentering, renovating and reletting said Premises; (b) to accelerate all rentals due for the unexpired remaining term of this Lease and declare same immediately due and payable; or
(c) to sue for the rents in intervals or as


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the same accrues. The foregoing provisions are without prejudice to any remedy which might otherwise be used under the laws of Louisiana for arrears of rent or breaches of contract, or to any lien to which Lessor may be entitled.

If Lessee has taken steps to cure any default not curable in ten (10) days, such additional reasonable time as is necessary to cure such default shall be granted Lessee.

Should Lessor terminate this Lease as provided in this article, Lessor may reenter said Leased Premises and remove all persons, or personal property, without legal process, and all claims for damages by reason of such reentry are expressly waived.

Lessor's failure to strictly and promptly enforce these conditions shall not operate as a waiver of Lessor's right, Lessor hereby expressly reserving the right to always enforce prompt payment of rent, or to cancel this Lease regardless of any indulgences or extensions previously granted.

In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay reasonable attorney's fees incurred by Lessor.

16) RIGHT TO SHOW SIGN. Lessor shall be permitted to keep or exhibit inside the show window, or on the exterior of the Premises a "for lease" sign for 90 days prior to expiration of the Lease and shall have the right to enter the space at reasonable hours for the purpose of showing the same.

17) RIGHT OF ENTRY. Lessor may enter the Premises at reasonable times to inspect same, to make repairs and alterations, or to run pipe or electric wire, as Lessor may deem necessary and appropriate, provided Lessor will not unduly inconvenience Lessee's business.

18) SIGNS. Unless otherwise agreed in this Lease, Lessee shall not be permitted to place any signs on the Premises without Lessor's prior written approval. Upon termination of this Lease, Lessee shall remove any sign, advertisement or notice painted on or affixed to the leased Premises and restore the place it occupied to the condition in which it existed as of the date of this Lease. Upon Lessee's failure to do so, Lessor may do so at Lessee's expense.


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19) CONDITION AND UPKEEP OF PREMISES. Lessee will at Lessee's sole expense keep and maintain in good repair the entire leased Premises including without limitation interior walls, floors, ceilings, ducts, utilities, air conditioning, heating, lighting, sprinkler and plumbing, termite and pest extermination, and also including the loading dock, stairs and any parking area exclusively used by Lessee. Lessor shall be responsible only to maintain the roof, foundations, and outside walls (not including doors and floors or stairs). Where contractors' or manufacturers' warranties are applicable and the Lessee advises the Lessor in writing of the need for such repair, the Lessor, at its option, will enforce such warranties for Lessee's benefit or assign such warranties to Lessee for Lessee to enforce.

However, Lessor shall not be obliged to make any repair unless it shall be notified in writing by Lessee of the need of such repair and shall have had a reasonable period of time to make such repair and shall not be liable to make any repair occasioned by Lessee's acts within the Premises. Lessor shall not be liable for any damage or loss in consequence of leaks, stoppage of water, sewer or drains or any other defects about the building and Premises, unless it shall have failed to repair the defect within a reasonable time following written demand of Lessee to do so.

It is specifically acknowledged that safety and replacement of the plate glass are Lessee's responsibility, as well as keeping pipes from freezing in the winter.

20) COMMON AREA MAINTENANCE. Lessee shall be responsible for maintaining the common areas used in conjunction with the leased Premises in a clean condition. Should Lessor, in its sole business judgment, decide to contract for the services of maintaining the common areas, Lessee shall pay as additional rent Lessee's prorata share of the cost of such services. Said additional rent shall be paid in monthly installments of one-twelfth of the estimated annual cost attributed to Lessee. In January of each year, Lessor shall furnish Lessee a statement setting forth Lessee's actual prorata portion of said costs. Said statement shall include a check or bill for any over or under payment for said maintenance items and shall include, but not be limited to, all parking areas, access roads and facilities in or at the Premises including driveways, loading docks and areas, sidewalks, ramps, landscaped and planting areas, lighting facilities, signs and all other areas and improvements for the general use, in common, of Lessees, their officers, agents, employees and customers. Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such facilities and areas; to change truck routes provided the leased Premises are adequately


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served by the new route; to restrict parking by Lessees, their officers, agents and employees to designated areas; and to do and perform such other acts as Lessor shall, in the use of its business judgment, determine to be advisable with a view to the improvement of the convenience and use thereof by Lessees, their officers, agents, employees and customers.

21) FIRE AND CASUALTY CLAUSE. In case the said Premises shall be so damaged by fire or other cause as to be rendered untenantable and necessary repairs cannot be made within 180 days, this Lease shall terminate as of the time the Premises were rendered untenantable. However, if the damage is such that repairs can be completed within 180 days, Lessor agrees to make such repairs promptly, and to allow Lessee an abatement in rent for such time as the Premises remains untenantable. If the loss occurs in the last 18 months of the original term or extension thereof, either party may terminate this Lease effective the date of the casualty by giving the other party written notice of such election within 30 days of the loss. In the event of partial loss, the rent shall be abated by that proportion of the Leased Premises rendered unfit for use.

22) INSURANCE AND INDEMNITY. (a) Liability and Property Damage: Lessee shall at all times during the full term of this Lease and during the full term of any holdovers or other rental agreements, carry and maintain at its own cost and expense, Broad Form Commercial General Liability Insurance against claims for personal injury or injuries, including death and property damage occurring in, on or about the leased Premises, such insurance to afford protection to the limit of not less than $1,000,000.00 Dollars in respect to each person, and to the limit of not less than $1,000,000.00 in respect to any one occurrence causing bodily injury or death, and to the limit of, not less than $500,000.00 in respect to property damage. Lessee shall furnish Lessor with a duplicate certificate or certificates of such insurance policy or policies and such insurance policy shall name Lessor as an additional insured thereunder. All such insurance shall be procured from a responsible insurance company or companies reasonably satisfactory to Lessor and authorized to do business in the state where the leased Premises are located and may be obtained by Lessee by endorsement on its blanket insurance policies, provided that the insurance company or companies are satisfactory to Lessor. All such policies shall provide that the same may not be canceled or altered except upon ten (10) days prior written notice to Lessor. Lessor makes no representation that the limits of liability specified to be carried by Lessee under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Section, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at its own expense, such


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additional insurance as Lessee deems adequate.

(b) Fire and Extended Coverage: The Lessor shall, at all times during the full term of this Lease, keep all improvements in and on the demised Premises insured to the full replacement value thereof against loss by fire and extended coverage and maintain such insurance at all times as specified herein.

Lessee shall pay each month as additional rent one-twelfth of Lessee's prorata share of Lessor's insurance premium attributable to the full insurable value of the improvements covered by this Lease.

Lessee is not to suffer anything to be or remain on or about the Premises nor carry on nor permit upon the Premises any trade or occupation or suffer to be done anything which may render an increased or extra premium payable for the insurance of the Premises against fire and the hazards insured under extended coverage, unless consented to in writing by the Lessor and if so consented to, the Lessee shall pay such increased or extra premium within ten days after the Lessee shall have been advised of the amount thereof.

(c) Placement of Insurance: All of the aforementioned policies of insurance shall be written and maintained with responsible insurance companies duly authorized and licensed to do business in and to issue policies in the State of Louisiana. The policies providing for the protection required in subparagraph
(a) hereof may remain in the possession of Lessee, provided, however, that Lessee furnish satisfactory evidence to Lessor or the Lessor's mortgagee that such policy or policies fulfill the requirements of this subparagraph. Lessee agrees to pay all premiums in full as they become due.

(d) Voiding Insurance: Lessee will not permit the herein demised Premises to be used for any purpose which would render the insurance thereon void.

(e) INDEMNITY: Lessee shall indemnify defend (with counsel approved by Lessor) and hold Lessor and Lessor's affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all claims, judgements, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expense of any kind or nature, known or unknown, contingent or otherwise, which arise out of or in anyway related to the Premises caused by or resulting from the acts or omissions of Lessee, its agents, employees, representatives, invitees, licensees, sublessees, customers or contractors during or after the term of this Lease (including, but not limited to attorneys', consultants, laboratory and expert fees and including without limitation, diminution in the value of the Building or Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building or


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Project and damages arising from any adverse impact on marketing of space in the
Building), including but not limited to those arising from or related to the use, presence transportation, storage, disposal, spill, release or discharge of Hazardous Materials on or about the Premises.

23) LESSOR'S LIABILITY. Should Lessor incur any liability arising under the terms of this Lease Agreement, subject liability shall be limited only to the interest of Lessor in the building and the land and the proceeds of any insurance carried by Lessor and collectible with respect to any such damages and Lessor shall not be personally liable for any deficiency. In the event the building is damaged or destroyed, any liability of Lessor for any damages suffered by Lessee shall be limited to the interest of Lessor in the building, the land, and the proceeds of insurance from such damage or destruction to the extent proceeds of such insurance are not used to rebuild or repair the building, and Lessor shall not be personally liable for any deficiency.

24) UTILITIES. All utility charges on and attached to the Premises shall be paid by Lessee, including cost of heat, water, electric current, gas garbage pickup, sewer and special fees. Lessee shall maintain an active electrical connection through the duration of this Lease with the electric utility company. In the event the Premises constitute a portion of a multiple occupancy building and a utility is not separately metered, Lessee will pay a proportionate share of the cost for that utility, such share calculated on the basis of the space occupied by Lessee as compared to the entire leased space contained in the building.

25) ATTORNEY'S FEES AND INTEREST. In the event it becomes necessary for Lessor to employ an attorney to enforce collection of the rents agreed to be paid, or to enforce compliance with any of the covenants and agreements herein contained, Lessee shall be liable for reasonable attorney's fees, costs and expenses incurred by Lessor.

26) NOTICE. Any notice provided for herein will be deemed given when deposited by certified mail, or actually delivered in person to the parties or their designated agents at the following addresses or at such other addresses as they may from time to time direct.

LESSOR: EQUITABLE LIFE ASSURANCE SOCIETY OF THE U.S., C/O ROBERT D. BRIDGEWATER, 5612 JEFFERSON HWY., N.O., LA 70123.


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LESSEE:  CHAMPION INDUSTRIES, INC., C/O TONY D. ADKINS, V.P. & CONTROLLER, 2450
         FIRST AVENUE, HUNTINGTON, WV 25703

27) CONDEMNATION. If the leased Premises be subjected to any eminent domain proceedings, the Lease shall terminate if all of the leased Premises are taken or if the portion taken is so extensive that the residue is wholly inadequate for Lessee's purpose. If the taking is partial, then Lessee's rentals shall be reduced in the proportion which space taken bears to the space originally leased. In such condemnation proceedings Lessee may claim compensation for moving expenses and for the taking of any removable installations which by the terms of this Lease Lessee would be permitted to remove at the expiration of this Lease, if such award is separately allowed by the condemning authority, but Lessee shall be entitled to no additional award, it being agreed that all damages allocable to full fee simple ownership of the entire leased Premises shall in any event be payable to Lessor.

28) QUIET POSSESSION. Lessor agrees to warrant and defend Lessee in its quiet and peaceful possession of the Premises so long as the Lease is not in default.

29) REPAIRS AND CLEANLINESS. Lessee shall immediately repair any damages caused by Lessee that threaten or weaken the structure or detract from the appearance of the Premises. Lessee shall also maintain a high degree of neatness and cleanliness in the building and on adjacent grounds, including loading docks, stairs, parking lots and rail sidings, if any, alongside and in the vicinity of the building occupied by Lessee. If Lessee does not correct the damages and/or clean the Premises within five (5) days of written notification by Lessor, Lessor may proceed with repairs and/or cleanup at Lessee's expense.

30) TRASH. Lessee shall not store merchandise or vehicles or leave trash outside the leased Premises. All trash shall be kept in metal containers with metal tops which must be painted, and their design and location on the Premises must be approved by Lessor. Should Lessee be in default in the requirements of this provision, Lessor may, after notice to Lessee, remedy such default at Lessee's expense, and such expense shall be treated as additional rental due under this Lease by Lessee.

31) LEASE HOLDOVER. Should Lessee remain on the Premises after expiration of this Lease Agreement, Lessor has the option to interpret such actions as creating a month-to-month lease at a rental one hundred per cent (100%) higher than that payable for the last month of the Lease term, or to


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consider the holding over a trespass. Only a new signed lease or extension agreement shall deprive Lessor of the choice of action.

32) ENTIRETY OF UNDERSTANDING IN WRITTEN LEASE. It is agreed that the entire understanding between the parties is set out in the Lease and any riders which are hereto annexed, that this Lease supersedes and voids all prior proposals, letters and agreements, oral or written, and that no modification or alteration of the Lease shall be effective unless evidenced by an instrument in writing signed by both parties. The law of Louisiana where the Lease Premises are situated shall apply.

33) WAIVER. Failure of Lessor to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default, but Lessor shall have the right to declare any such default at any time; no waiver of any default shall alter Lessee's obligations under the Lease with respect to any other existing or subsequent default.

34) BINDING ON HEIRS, ETC. It is further agreed by the parties to this Lease that all of the covenants and agreements enumerated herein shall be binding upon both parties' legal representatives, heirs and assigns throughout the life of this instrument.

35) AMERICANS WITH DISABILITIES ACT ("ADA"). Lessee hereby represents that it is not a public accommodation, as defined in the ADA.

The Lessor shall take whatever steps are necessary to cause the common areas of the building as hereinafter defined, to meet the requirements of the Title III of ADA.

The Lessee at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of Title I and/or Title III of the ADA within Lessee's leased Premises. Any Alterations to the Premises made by Lessee for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Lessor's consent to such Alterations shall not constitute either Lessor's assumption, in whole or in part, of Lessee's responsibility for compliance with the ADA, or representation or confirmation by Lessor that such Alterations comply with the provisions of the ADA.

Lessee shall indemnify the Lessor for all claims, damages, judgments, penalties, fines, administrative proceedings, costs, expenses and liability arising from Lessee's failure to comply with any of the requirements of Title I and/or Title


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III of the ADA within Lessee's leased Premises.

Lessor shall indemnify the Lessee for all claims, damages, judgments, penalties, fines, administrative proceedings, costs, expenses and liability arising from Lessor's failure to comply with Title III of the ADA within the common areas. Common areas shall mean all portions of the development not covered by the buildings, including all service roads, sidewalks, driveways, entry's and parking areas not primarily used by Lessee.

36) CARPET PROTECTORS. Lessor requires the use of carpet protectors at all desk areas in order to maintain the carpet in good condition and prevent abnormal wear.

37) SUBROGATION. Neither the Lessor nor the Lessee shall be liable to the other for the loss arising out of damage to or destruction of the leased Premises, or the building or improvements of which the leased Premises are a part thereof, when such loss is caused by any of the perils which are or could be included within or are insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Said absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the Lessor and the Lessee that each party shall look to his respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this Lease. Neither the Lessor nor the Lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

Each party to this Lease agrees immediately to give to each insurance company, written notice of the terms of the mutual waivers contained herein, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this Section.

38) SUBORDINATE TO MORTGAGE. At the option of Lessor's mortgagee, the Lessee agrees to subordinate this Lease to any mortgage, deed of trust or encumbrance which the Lessor may have placed, or may hereafter place, on the Premises. Lessee agrees to execute, on demand, any instrument which may be deemed necessary or desirable to render such mortgage, deed of trust or


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encumbrance, whenever made, superior and prior to this Lease.

39) RELOCATION. Lessor reserves the right, at its option, to require Lessee to move its Leased Premises, and relocate to other space in this property. If Lessor exercises this option, it shall give Lessee three (3) months prior written notice; and, Lessor shall provide Lessee with such other space as is equal to or larger than the Leased Premises, and of the same approximate quality. Lessor shall pay all actual expenses of such relocation, including providing Lessee with comparable tenant finish improvements. In such event of relocation, this Lease shall otherwise continue in full force and effect, without interruption, as to all of its terms and conditions.

40) LEASING COMMISSION. Lessor and Lessee each warrant and represent that it had no dealings, with respect to the Demised Premises or this Lease, with any broker or real estate dealer except for Robert D. Bridgewater, as agent for Lessor. It is understood and agreed that Lessor shall be responsible for the payment of any and all brokers and/or dealers commissions and fees in connection with this transaction including those commissions and fees which may be earned by Robert
D. Bridgewater. The Commission Agreement, is attached hereto and forms a part hereof.

41) It is understood and agreed that this Lease Agreement shall not be binding until and unless all parties have signed it.

IN WITNESS WHEREOF, the parties have set their hands to duplicate original copies as to the day and year above written.

                                  LESSOR:
                                  THE EQUITABLE LIFE ASSURANCE
                                  SOCIETY OF THE UNITED STATES

WITNESSES:


                                      /S/ STEPHEN S. WILLIAMS
                                     ------------------------
                                  By: Stephen S. Williams
                                      Investment Officer

                                  LESSEE:
                                  CHAMPION INDUSTRIES, INC. D/B/A
                                   UPTON PRINTING


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                                      /S/ TONEY K. ADKINS
                                     ------------------------
                                  By: Toney K. Adkins, Vice President &
                                       Controller for Champion Industries, Inc.


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                                  SCHEDULE "A"

Space is leased "as-is" with the exception of the following improvements to be provided by Lessor:

         1)   Provide separate electric meter;

         2) Close in all openings in existing fire wall between tenants; and, open wall inside office to expose existing glassfront panel.

         3) Demolish portion of office to provide access to one dock-high loading door; raise existing lighting to warehouse roof rafters and provide circuit wiring from panel.

         4) Place all air-conditioning & heating units, plumbing and electrical fixtures, and doors in good working condition;

Lessor will provide the following improvements at Lessee expense. Lessee to give Lessor a check in the amount of $1,950.00, with the signing of this Lease, to cover the cost of these items.

         5) ELECTRICAL. Install (5) duplex recepticles in office and warehouse area (locations by Lessee); Remove (2) 220 volt circuits and wiring from office walls.

         6) FINISH. Install (1) six foot, double-door in office wall (location by Lessee).


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